                                                                EXHIBIT 17(b)(4)

================================================================================

                               PROJECT FLYWHEEL

           REPORT TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

================================================================================


GOLDMAN, SACHS & CO.
LAZARD FRERES & CO. LLC                                         DECEMBER 4, 1997

PROJECT FLYWHEEL                            TABLE OF CONTENTS
-------------------------------------------------------------

                                                         PAGE
                                                         ----
I.   RECENT EVENTS AND MARKET DATA..................        1

II.  SUMMARY FINANCIAL PROJECTIONS..................        5

III. SUMMARY VALUATION..............................        7

PROJECT FLYWHEEL                                   RECENT EVENTS AND MARKET DATA
--------------------------------------------------------------------------------

                    WHEELABRATOR TWO-YEAR PRICE AND VOLUME
                            From 12/1/95 - 12/3/97

PRICE      WTI buys back 10.7 million     WTI announces    US Filter announces         US Filter announces
          shares from Sanford Bernstein  share repurchase    it will acquire            it will buy WTI's             WMX offers
                at $16 per share             program        WTI's industrial        EOS unit for $77 million       $15 per share
                    (6/19/96)               (8/12/96)        water unit for     (2.3 million shares of USF stock)  for remaining
                                                              $370 million                  (2/3/97)                 33% of WTI
                                                                (9/16/96)                                             (6/20/97)

                                                                                 WTI pulls
                                                                                Dutch tender
                                                                                 (3/25/97)


                                                                                                         LeMay resigns
                                                                                                         as CEO of WMX
                                                                                                          (10/29/97)

                             [GRAPH APPEARS HERE]

PROJECT FLYWHEEL                                   RECENT EVENTS AND MARKET DATA
--------------------------------------------------------------------------------

                WHEELABRATOR THREE-YEAR PRICE/VOLUME HISTOGRAM
                             (12/2/94 to 12/3/97)
                       Total Volume Traded:  208,459,100

                             [GRAPH APPEARS HERE]


CUMULATIVE       0.7%  3.6%  10.3%  15.6%  26.5%  41.7%  56.1%  75.9%  94.7%  99.3%  100.0%
PERCENT TRADED

PROJECT FLYWHEEL                                   RECENT EVENTS AND MARKET DATA
--------------------------------------------------------------------------------

                 WHEELABRATOR ONE-YEAR PRICE/VOLUME HISTOGRAM
                             (12/3/96 to 12/3/97)
                       Total Volume Traded:  62,660,500

                             [GRAPH APPEARS HERE]

CUMULATIVE       2.5%  9.0%  24.3%  27.9%  35.3%  37.8%  54.2%  91.1%  98.5%  100.0%
PERCENT TRADED

PROJECT FLYWHEEL                                   RECENT EVENTS AND MARKET DATA
--------------------------------------------------------------------------------

                       WHEELABRATOR SHAREHOLDER PROFILE



                                           SHARES HELD                % OF TOTAL
                                           -----------                ----------
INSTITUTIONAL HOLDERS

Franklin Resource                           5,681,684                    3.6%
Liberty Investment Management               3,679,200                    2.3%
National Westminster Bank                   3,084,585                    2.0%
T. Rowe Price                               2,281,000                    1.5%
Clover Capital Management                   1,584,444                    1.0%
Independence Investment Associates          1,339,528                    0.9%
Barclays Bank                               1,287,319                    0.8%
Grantham Mayo Van Otter                     1,215,700                    0.8%
Hagler, Mastrovita & Hewitt                 1,163,500                    0.7%
Westchester Capital Management              1,158,900                    0.7%
Other                                      13,196,642                    8.4%
                                          -----------                  ------
     Total Institutional Ownership         35,672,502                   22.8%
                                                                       ------

NON-INSTITUTIONAL INVESTORS

Executive Officers and Directors /(1)/        606,115                    0.4%
Waste Management                          104,917,043                   67.0%
Public Float                               15,396,942                    9.8%
                                         ------------                  ------
     Total Non-Institutional Ownership    120,920,100                   77.2%
                                                                       ------

                                                                       ------
Total Shares Outstanding /(2)/            156,592,602                  100.0%
                                                                       ------

____________
/(1)/ Excludes options-based shares.
/(2)/ As reported in June 30, 1997 10-Q.

PROJECT FLYWHEEL                                   SUMMARY FINANCIAL PROJECTIONS
--------------------------------------------------------------------------------

            SELECTED HISTORICAL AND PROJECTED INCOME STATEMENT DATA
                    ($ in millions, except per share data)

                                           HISTORICAL                                            PROJECTED
                                      ---------------------------    ------------------------------------------------------------
                                        1994       1995     1996        1997      1998       1999      2000      2001       2002
                                        ----       ----     -----       ----      ----       ----      ----      ----       ----
SELECTED INCOME STATEMENT DATA
------------------------------
SALES
 Existing Business                                                     $ 1,027   $ 1,019    $  998    $ 1,002   $ 1,020    $ 1,029
 New Business                                                                -        11        33         56       127        292
                                                                       -------   -------    ------    -------   -------    -------
  TOTAL                               $   927   $   956    $   952     $ 1,027   $1,030     $1,021    $ 1,058   $ 1,147    $ 1,322
  % Growth                                           32%      (0.4%)       7.8%     0.3%      (0.8%)      3.6%      8.4%      15.2%

EBIT /(1)/,/(2)/
 Existing Business                                                     $   300   $  286     $  264    $   272   $   271    $   272
 New Business                                                                -        2          8         13        48        130
                                                                       -------   -------    ------    -------   -------    -------
  TOTAL                               $   268   $   281    $   290     $   300   $   289    $  272    $   285   $   319    $   402
  % Margin                               28.9%     29.4%      30.4%       29.3%     28.0%     26.6%      27.0%     27.8%      30.4%

EBITDA /(1)/,/(2)/
 Existing Business                                                     $   394   $   368    $  333    $   342   $   341    $   341
 New Business                                                                -         3         9         15        58        163
                                                                       -------   -------    ------    -------   -------    -------
  TOTAL                               $   363   $   389    $   393     $   394   $   371    $  342    $   357   $   399    $   504
  % Margin                               39.2%     40.7%      41.3%       38.3%     36.1%     33.5%      33.7%     34.8%      38.1%

NET INCOME /(1)/,/(2)/,/(3)/,/(4)/
 Existing Business                                                     $   158   $   144    $  126    $   137   $   137    $   141
 New Business                                                                -         1         3          5        19         44
 Equity Income                                                              21        20        21         22        22         23
                                                                       -------   -------    ------    -------   -------    -------
  TOTAL                               $   151   $   160    $   153     $   179   $   165    $  150    $   164   $   179    $   208
  % Margin                               16.3%     16.7%      16.0%       17.4%     16.1%     14.7%      15.4%     15.6%      15.7%
  % Growth                                          6.1%      (4.5%)      17.2%     (7.7%)    (9.1%)      8.8%      9.2%      16.2%

EARNINGS PER SHARE MANAGEMENT         $  0.79   $  0.86    $  0.90     $  1.14   $  1.06    $ 0.96    $  1.04   $  1.14    $  1.33
  % Growth                                          8.9%       4.3%       26.2%     (7.2%)    (9.1%)      8.8%      9.2%      16.2%

I/B/E/S MEDIAN EPS ESTIMATE                --        --         --     $  1.10   $  1.10        --         --        --         --
  % Growth                                                                22.0%      0.0%

_____________________
/(1)/ 1999 excludes $21 million ($12 million after-tax) in one-time debt refinancing charges for North and South Broward projects.
/(2)/ Declines in 1999 EBITDA, EBIT and Net Income are primarily attributable to contract changes and expirations in the Nyofco, Pinellas and Shasta projects.
/(3)/ Excludes effects of disconnected operations and special charges recorded by Waste Management International in 1995 and 1996 of $26 million and $43 million respectively.
/(4)/ 1997 equity income excludes $5 million effect of a charge for Rust from OHM. For 1998, equity income estimated at $20 million and grown at 4% per year thereafter.

PROJECT FLYWHEEL                                 SUMMARY FINANCIAL PROJECTIONS
-------------------------------------------------------------------------------

               SELECTED HISTORICAL AND PROJECTED CASH FLOW DATA
                                ($ in millions)

                                          HISTORICAL                                  PROJECTED
                                 ---------------------------  ----------------------------------------------------------
                                    1994     1995      1996      1997      1998      1999      2000      2001      2002
                                    ----     ----      ----      ----      ----      ----      ----      ----      ----
SELECTED CASH FLOW DATA
-----------------------
DEPRECIATION AND AMORTIZATION
 Existing Business                                              $  93      $  82     $  69     $  70     $  70     $  69
 New Business                                                      -           0         1         2        10        33
                                                                -----      -----     -----     -----     -----     -----
  TOTAL                           $   95     $ 108     $ 104    $  93      $  83     $  70     $  72     $  80     $ 102

CAPITAL EXPENDITURES
 Existing Business                                              $  56      $  70     $  33     $  12     $  19     $  14
 New Business                                                      -          30       299       437       257        30
                                                                -----      -----     -----     -----     -----     -----
  TOTAL                           $  105     $  38     $  71    $  56      $ 100     $ 332     $ 449     $ 276     $  44

CHANGE IN WORKING CAPITAL
 Existing Business                                              $ (95)     $   8     $   6     $   5     $ (15)    $  (9)
 New Business                                                      -           1         0         1         9        22
                                                                -----      -----     -----     -----     -----     -----
  TOTAL (INCREASE)/DECREASE       $ (102)    $ (67)    $  26    $ (95)     $   9     $   6     $   5     $  (6)    $  12

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

                   WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS

 . Wheelabrator's cost of capital should be looked at separately for new business versus existing business due to the risk profiles of these categories.

 . An analysis of Wheelabrator's cost of capital shows that its WACC is 10.2% as shown in the table below along with the WACC's of other companies in the waste management industry.

               COMPANY          BETA   DEBT/CAP.   EQUITY/CAP.  DEBT/EQUITY
     -----------------------    ----   ---------   -----------  -----------
     Wheelabrator               0.85     26.2%        73.8%         35.5%
     AES Corporation            0.65     37.6%        62.4%         60.4%
     Air Product & Chemicals    0.88     22.0%        78.0%         28.2%
     Browning Ferris            1.02     22.0%        78.0%         28.3%
     CalEnergy                  0.38     52.9%        47.1%        112.4%
     Foster Wheeler             0.68     41.1%        58.9%         69.7%
     Ogden                      0.33     61.9%        38.1%        162.3%
     Waste Management           0.81     37.7%        62.3%         60.4%

     MEDIAN                     0.75     37.7%        62.3%         60.4%

--------------------------------------------------------------------------------
WACC  = [(Debt/Capital) x (1 - Tax Rate) x Cost of Debt] + [(Equity/Capital) x
          Cost of Equity]
      = [25.0% x 60% x 7.5%] + [75.0% x 12.0%]
      = 10.2%
--------------------------------------------------------------------------------

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

                    SUMMARY VALUATION OF EXISTING BUSINESS
                                ($ in millions)

 .    Due to the stable nature of Wheelabrator's existing operations, it is important to separate the existing business from the new business when performing a discounted cash flow valuation.

 .    The existing projects are relatively low risk and have very predictable cash flows as they are contract-based.

 .    Our analysis excludes the effect of NEPCO Saugus and Millbury from the existing business valuations.

                                                          DISCOUNT RATES
                                        -----------------------------------------------------------
                                          8.5%       9.0%       9.5%      10.0%     10.5%     11.0%
                                          ----       ----       ----      -----     -----     -----
                                (1.0%)   $ 2,264    $ 2,146    $ 2,040    $ 1,943   $ 1,854   $ 1,773
                                 0.0%      2,317      2,190      2,076      1,973     1,879     1,794
     PERPETUITY GROWTH RATES     1.0%      2,384      2,245      2,121      2,010     1,910     1,820
                                 2.0%      2,472      2,315      1,178      2,056     1,948     1,852
                                 3.0%      2,592      2,409      2,252      2,116     1,997     1,891

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

                       SUMMARY VALUATION OF NEW BUSINESS
                                ($ in millions)

 .    The New W-T-E and I-T-F businesses are higher-risk than the existing business. Since their future cash flows are more uncertain, higher discount rates than those used for the existing business should be applied.

 .    Due to the fact that the majority of the new business is not projected to start until 2009 through 2015, some amount of terminal growth should be assumed to allow for the lack of a stable run-rate cash flow in the terminal year.

                                                         DISCOUNT RATES
                                        -----------------------------------------
                                        10.0%    10.5%    11.0%    11.5%   12.0%
                                        -----    -----    -----    -----   -----
                                 0.0%  $   206  $   131  $    65  $     9      NM
                                 1.0%      270      183      109       46      NM
     PERPETUITY GROWTH RATES     2.0%      349      248      163       91      28
                                 3.0%      450      331      230      146      74
                                 4.0%      586      438      317      216     131

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

                          OTHER VALUATION COMPONENTS

 .  Waste Management International Ownership

   - Wheelabrator directly owns 12% of WMX international subsidiary and indirectly owns 4.8% through Rust. Based on the public market value of WME equity, WTI's stake is worth $201 million.

 .  Rust Ownership

   - Rust, which provides industrial cleaning services, is 40%-owned by WTI.

   - Valuation of Rust at $112 million excludes the value of Rust's 4.8% Waste Management International ownership.

   - A payable to WMX from WTI is valued at $54 million.

   - Rust's ownership in OHM and NSC are valued at their market equity values of $82 and $10 million, respectively.

        VALUE OF RUST TO WHEELABRATOR ($ IN MM, EXCEPT PER SHARE DATA)
       ----------------------------------------------------------------
       WMX Payable                                         ($  54)
       Cleaning and Federal Services                           65
       9.7MM OHM Shares @ $8.50                                82
       4.0MM NSC Shares @ $2.38                                10
       Brand                                                   28
       Businesses Held for Sale (E&I, Matrix) (100% of
        Book Value)                                           150
                                                            -----
       Total Rust Value excluding WME                       $ 281
       Value to WTI @ 40% Ownership                         $ 112

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

                      OTHER VALUATION COMPONENTS (CONT'D)

 .  WMX Restated Funding Agreement

   - Under the Agreement, WMX is obligated to purchase $200 million principal amount of WTI unsecured subordinated debt or preferred stock. The required coupon is the unsecured subordinated rate for a company that can issue AA rated unsecured senior debt. The debt or equity is payable to WMX in equal installments over 25 years.

   - Value for this funding agreement is derived from the fact that WMX is relieved from this obligation by the buy-back of WTI's minority stake.

 .  NEPCO Saugus and Millbury

   - Wheelabrator has had ongoing discussions with New England Power Company (NEPCO) regarding the Saugus and Millbury power purchase agreements that obligate NEPCO to purchase energy from the waste-to-energy facilities at a cost significantly above today's current spot market rates.

   - NEPCO has preliminarily proposed cancellation of these contracts in exchange for an upfront cash payment.

   - Wheelabrator estimates that a pre-tax payment of $405 million would be necessary for WTI to consider terminating NEPCO's obligations under these contracts.

   - An exact value is uncertain due to the required legislative and other hurdles which must be cleared.

 .  WMX Site Option Contract

   - Currently WTI has the option to purchase, lease or sub-lease parcels of real estate at or adjacent to landfill facilities owned or leased by WMX.

   - If these options are not exercised by December 31, 2020, WMX is required to pay WTI $162 million, net of taxes, which is worth approximately $16 million today at a discount rate of 10.5%.

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

                      OTHER VALUATION COMPONENTS (CONT'D)

 .  Other

   - The real estate of WTI's New Hampshire headquarters has been valued at its original purchase price of approximately $8 million.

   - Wheelabrator owns 1.2 million shares of Koll Real Estate. On December 3, these shares were trading at $12.06 per share, making Wheelabrator's stake worth approximately $15 million.

   - Wheelabrator owns a stake in Glegg Water estimated to be worth $12 million, the amount at which Glegg could repurchase WTI's stake.

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

              ANALYSIS AT VARIOUS PRICES (EXCLUDING OTHER ASSETS)
                     ($ in millions, except per share data)


-----------------------------------------------------------------------------------------------
                                                                      VALUATION RANGE              OGDEN CORP./ OGDEN PROJECTS /(1)/
                                                       ----------------------------------------    ---------------------------------
STOCK PRICE                                                 $14.50      $15.50         $17.50

  % Premium to Initial WMX Offer of $15.00                    (3.3%)       3.3%          16.7%
  % Premium to Pre-Announcement Stock Price of $13.00         11.5%       19.2%          34.6%

PRIMARY SHARES OUTSTANDING (MM)                                157         157            157
                                                       ------------    --------       ---------
EQUITY VALUE                                                $2,271      $2,427         $2,740                  $  604

NET DEBT AT 12/31/97                                           315         315            315                   1,564
                                                       ------------    --------       ---------                ------
ENTERPRISE VALUE                                            $2,586      $2,743         $3,056                  $2,168
                                                       ============    ========       =========                ======
-----------------------------------------------------------------------------------------------

ENTERPRISE VALUE AS A MULTIPLE OF:

SALES
     1997E                        $1,027                    2.5x        2.7x              3.0x               3.1x
     1998E                         1,030                    2.5         2.7               3.0

EBITDA
     1997E                        $  394                    6.6x        7.0x              7.8x               8.8x
     1998E                           371                    7.0         7.4               8.2

EBIT
     1997E                        $  300                    8.6x        9.1x             10.2x              11.0x
     1998E                           289                    9.0         9.5              10.6

EQUITY VALUE AS A MULTIPLE OF:

NET INCOME
     1997E                        $  179                   12.7x       13.6x             15.3x              10.3x
     1998E                           165                   13.7        14.7              16.6

______________
/(1)/  MULTIPLES ARE FOR LTM PERIOD.

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

              ANALYSIS AT VARIOUS PRICES (INCLUDING OTHER ASSETS)
                     ($ in millions, except per share data)

-----------------------------------------------------------------------------------------------
                                                                      VALUATION RANGE                    OGDEN CORP./
                                                       ----------------------------------------
                                                                                                         OGDEN PROJECTS /(1)/
                                                                                                         -------------------
STOCK PRICE                                                 $14.50      $15.50         $17.50
  % Premium to Initial WMX Offer of $15.00                    (3.3%)       3.3%          16.7%
  % Premium to Pre-Announcement Stock Price of $13.00         11.5%       19.2%          34.6%

PRIMARY SHARES OUTSTANDING (MM)                                157         157            157
                                                       ------------    --------       ---------
EQUITY VALUE                                                $2,271      $2,427         $2,740                  $  604
NET DEBT AT 12/31/97                                           315         315            315                   1,564
OTHER ASSETS /(2)/                                            (441)       (441)          (441)                     --
                                                       ------------    --------       ---------                ------
ENTERPRISE VALUE                                            $2,145      $2,302         $2,615                  $2,168
                                                       ============    ========       =========                ======
-----------------------------------------------------------------------------------------------

ENTERPRISE VALUE AS A MULTIPLE OF:

SALES
     1997E                        $1,027                    2.1x        2.2x              2.5x                 3.1x
     1998E                         1,030                    2.1         2.2               2.5

EBITDA
     1997E                        $  394                    5.5x        5.8x              6.6x                 8.8x
     1998E                           371                    5.8         6.2               7.0

EBIT
     1997E                        $  300                    7.1x        7.7x              8.7x                11.0x
     1998E                           289                    7.4         8.0               9.1

EQUITY VALUE AS A MULTIPLE OF:

NET INCOME
     1997E                        $  179                   12.7x       13.6x             15.3x                10.3x
     1998E                           165                   13.7        14.7              16.6

______________
/(1)/ Multiples are for LTM period.
/(2)/ Assumed to be the midpoint of Other Assets valuation.

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

                     SELECTED RECENT MINORITY SQUEEZE-OUTS

                                                STOCK         STOCK                                      INITIAL        INSIDE
                                              PRICE ONE     PRICE ONE                     52 WEEK        PREMIUM       OWNERSHIP
                 ACQUIRING COMPANY/          MONTH PRIOR    DAY PRIOR        DATE        HIGH PRIOR      OVER 52       BEFORE THE
 DATE             ACQUIRED COMPANY             TO ANN.       TO ANN.        OF ANN.        TO ANN.        WEEK        TRANSACTION
-------   -------------------------------    -----------    ---------      ---------     ----------       HIGH        -----------
                                                                                                         -------
 4/97     Zeneca Group PLC/                       NA              NA              NA       $ 29.25          NA           50.0%
          Salick Health Care
 3/97     Tembec Inc./                       $  6.25         $  7.00         1/23/97            NA          NA           51.0
          Spruce Falls
 2/97     Hoechst AG/                         260.92          266.21        12/10/96        273.78          NA           56.5
          Roussel-Uclaf
 9/96     Chemed Corp./                        34.13           36.50         6/10/96         41.50          NA           58.1
          Roto-Rooter Inc. (Chemed Corp.)
 4/96     BHP/                                  2.50            2.80        12/18/95          2.81         8.9           49.5
          Tubemaker
 1/96     Berkshire Hathaway Inc./             55.63           55.75         8/25/95         68.63          NA           52.4
          GEICO Corp. (Berkshire Hathaway)
12/95     COBE Laboratories/                   14.75           15.75         7/14/95         19.38        (7.1)          53.0
          REN-Corp-USA (COBE Labs)
12/95     BIC SA/                              31.13           35.75         5/19/95         38.88        (6.1)          78.0
          Bic Corp (BIC SA)
10/95     McCaw Cellular/                     128.25          109.88          4/7/95        140.50        (9.3)          52.0
          LIN Bdcstg (McCaw Cellular)
 9/95     PacifiCorp/                          24.75           24.25         11/2/94         29.50        (5.1)          86.6
          Pacific Telecom (PacifiCorp)
 8/95     Societe BIC/                         31.13           35.75         5/19/95         37.50        (2.7)          78.0
          BIC Corp
 6/95     Club Mediterrranee SA/               22.25           22.63          4/5/95         26.00         1.0           70.8
          Club Med
 5/95     GTE Corp/                            18.25           17.75          9/8/94         21.25         5.9           90.0
          Contel Cellular Inc.
 3/95     Siemens AG/                          10.75           12.25          1/9/95         16.00        (6.3)          14.2
          Pyramid Technology
 3/95     Proventus AB/                         3.52            3.70        12/15/94          4.29          NA           78.2
          Aritmos AB
 3/95     Dole Food Co. Inc./                  10.50           11.63         8/24/94         15.38        (8.9)          82.8
          Castle & Cooke Homes, Inc.
 1/95     WMX Technologies Inc./                8.63            8.00         7/28/94         10.88       (28.3)          78.5
          Chemical Waste Management
 1/95     Adia SA/                             24.00           26.50         3/23/94         33.25         5.3           81.0
          Adia Services Inc.
12/94     Ogden Corp./                         15.25           17.38          6/6/94         24.25       (29.2)          83.2
          Ogden Services
10/94     National Intergroup Inc./            13.00           13.50          3/1/94         13.75         7.3           80.5
          FoxMeyer

                                                 AGGREGATE                          INITIAL PREMIUM    INITIAL PREMIUM
                                             CONSIDERATION FOR                          OVER ONE        OVER ONE DAY
                                              AMOUNT ACQUIRED     INITIAL BID         MONTH PRIOR       PRIOR MARKET     FINAL BID
                                                  (000'S)          PER SHARE             PRICE              PRICE        PER SHARE
                                             -----------------    -----------       ---------------    ---------------   ---------
 4/97     Zeneca Group PLC/                    $    234,000            NA                  NA                 NA           41.15
          Salick Health Care
 3/97     Tembec Inc./                              175,000       $ 10.00                60.0%              42.9%          10.00
          Spruce Falls
 2/97     Hoechst AG/                             3,500,000            NA                  NA                 NA          294.53
          Roussel-Uclaf
 9/96     Chemed Corp./                              88,250            NA                  NA                 NA           41.00
          Roto-Rooter Inc. (Chemed Corp.)
 4/96     BHP/                                      446,900          3.06                22.4                9.3            3.10
          Tubemaker
 1/96     Berkshire Hathaway Inc./                2,347,000            NA                  NA                 NA           70.00
          GEICO Corp. (Berkshire Hathaway)
12/95     COBE Laboratories/                        177,700         18.00                22.0               14.3           20.00
          REN-Corp-USA (COBE Labs)
12/95     BIC SA/                                   212,600         36.50                17.3                2.1           40.50
          Bic Corp (BIC SA)
10/95     McCaw Cellular/                         3,323,400        127.50                (0.6)              16.0          129.90
          LIN Bdcstg (McCaw Cellular)
 9/95     PacifiCorp/                               159,000         28.00                13.1               15.5           30.00
          Pacific Telecom (PacifiCorp)
 8/95     Societe BIC/                              219,000         36.50                17.3                2.1           40.50
          BIC Corp
 6/95     Club Mediterrranee SA/                    135,600         26.50                19.1               17.1           32.00
          Club Med
 5/95     GTE Corp/                                 254,300         22.50                23.3               26.8           25.50
          Contel Cellular Inc.
 3/95     Siemens AG/                               261,700         15.00                39.5               22.4           16.00
          Pyramid Technology
 3/95     Proventus AB/                             141,300            NA                  NA                 NA            4.38
          Aritmos AB
 3/95     Dole Food Co. Inc./                        81,500         14.00                33.3               20.4           15.75
          Castle & Cooke Homes, Inc.
 1/95     WMX Technologies Inc./                    397,400          7.86                (8.9)                --            8.85
          Chemical Waste Management
 1/95     Adia SA/                                   83,639         35.02                45.9               32.2              NA
          Adia Services Inc.
12/94     Ogden Corp./                              119,000         17.16                12.5               (1.3)          18.48
          Ogden Services
10/94     National Intergroup Inc./                  84,028         14.75                13.5                9.3            0.90
          FoxMeyer

                                             FINAL PREMIUM    FINAL PREMIUM
                                                OVER ONE         OVER ONE      PERCENT
                                              MONTH PRIOR     PRIOR MARKET     INCREASE
                                                 PRICE           PRICE         IN OFFER
                                             -------------    ------------     --------
 4/97     Zeneca Group PLC/                        NA               NA            NA
          Salick Health Care
 3/97     Tembec Inc./                          60.03%            42.9%          0.0%
          Spruce Falls
 2/97     Hoechst AG/                            10.6             10.6            NA
          Roussel-Uclaf
 9/96     Chemed Corp./                          20.1             12.3            NA
          Roto-Rooter Inc. (Chemed Corp.)
 4/96     BHP/                                   24.0             10.7           1.3
          Tubemaker
 1/96     Berkshire Hathaway Inc./               25.8             25.6            NA
          GEICO Corp. (Berkshire Hathaway)
12/95     COBE Laboratories/                     35.6             27.0          11.1
          REN-Corp-USA (COBE Labs)
12/95     BIC SA/                                30.1             13.3          11.0
          Bic Corp (BIC SA)
10/95     McCaw Cellular/                         1.3             18.2           1.9
          LIN Bdcstg (McCaw Cellular)
 9/95     PacifiCorp/                            21.2             23.7           7.1
          Pacific Telecom (PacifiCorp)
 8/95     Societe BIC/                           30.1             13.3          11.0
          BIC Corp
 6/95     Club Mediterrranee SA/                 43.8             41.4          20.8
          Club Med
 5/95     GTE Corp/                              39.7             43.7          13.3
          Contel Cellular Inc.
 3/95     Siemens AG/                            48.8             30.6           6.7
          Pyramid Technology
 3/95     Proventus AB/                          24.4             18.4            NA
          Aritmos AB
 3/95     Dole Food Co. Inc./                    50.0             35.4          12.5
          Castle & Cooke Homes, Inc.
 1/95     WMX Technologies Inc./                  2.5             10.6          12.6
          Chemical Waste Management
 1/95     Adia SA/                                 NA               NA            NA
          Adia Services Inc.
12/94     Ogden Corp./                           21.2              6.3           7.7
          Ogden Services
10/94     National Intergroup Inc./                --             1?.0          (3.4)
          FoxMeyer

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

                 SELECTED RECENT MINORITY SQUEEZE-OUTS (CONT'D)

                                                     STOCK          STOCK                                 INITIAL      INSIDE
                                                   PRICE ONE      PRICE ONE                 52 WEEK       PREMIUM     OWNERSHIP
                 ACQUIRING COMPANY/               MONTH PRIOR     DAY PRIOR      DATE      HIGH PRIOR     OVER 52     BEFORE THE
  DATE            ACQUIRED COMPANY                  TO ANN.         TO ANN.     OF ANN.     TO ANN.      WEEK HIGH    TRANSACTION
--------  -------------------------------       ----------------  -----------  ---------- -----------  ------------  -------------
  9/94    EW Scripps Co./                          $  75.00       $   78.50      2/17/94     $  86.00        0.7         86.0%
          Scripps Howard Broadcasting

  7/94    Burlington Resources/                        4.13            4.63      4/26/94         6.75      (33.6)        87.1
          Diamond Shamrock Offshore

  6/94    Colonia Konzern AG/                       1133.16         1309.00      2/28/94      1335.00       28.3         57.9
          Nordstern Allgemeine

  4/94    Triarc Cos/                                 15.50           15.50      4/26/93        16.50        2.6         71.0
          Southeastern Public Service Co.

  4/94    Medco Containment Services/                 29.75           25.75     10/13/93        36.50      (25.3)        54.2
          Medical Marketing Group

  4/94    Quartex Corp/CMS/                            1.50            1.63       7/1/93         2.13       30.8         65.0
          Data Corp

  2/94    Holderbank Financiere Glaros/                7.25            6.75       1/7/94         7.75       (0.0)        95.0
          Holnam Inc.

  1/94    Standard Industries Inc./                    7.00            7.00      5/19/93         9.75      (25.6)        88.4
          Wellington Leisure Products, Inc.

 12/93    Valley Fashions Corp./                      48.63           48.88      9/20/93        51.13      (10.0)        95.0
          West Point-Perpperell Inc.

 10/93    Torchmark/                                  27.38           26.88      2/22/93        30.25        0.8         83.0
          United Investors Management

  5/93    Rust International Inc./                       NA           17.88     11/13/92        23.88      (25.1)        56.0
          Brand Cos Inc.

  7/92    BLV Acquisition Corp./                       4.88            4.38      3/20/92         5.38       17.1         54.8
          Belvedere Corp.

  7/92    W.R. Grace & Company/                       11.88           15.25       3/2/92        19.00      (13.2)        83.4
          Grace Energy Corporation

  5/92    Unocal Corp./                                9.75            9.88      2/24/92        12.00       (9.8)        95.3
          Unocal Exploration Corp.

  5/92    Envirosource Inc./                             NA            9.00       8/2/91        15.00      (24.3)        62.5
          Envirosafe Services Inc.

  1/92    Arkla Inc./                                    NA           14.25      9/18/91        20.88      (12.3)        82.0
          Arkla Exploration Co.

 12/91    Siemens AG/                                131.77          120.62     10/21/91       209.35      (29.5)        78.0
          Siemens Nixdorf Information Systems

          AVERAGE/(1)/

          MEDIAN/(1)/
------------------------------------------------------------------------------------------------------------------------------------


                                                         AGGREGATE                              INITIAL PREMIUM     INITIAL PREMIUM
                                                     CONSIDERATION FOR                             OVER ONE          OVER ONE DAY
                  ACQUIRING COMPANY/                   AMOUNT ACQUIRED        INITIAL BID        PRIOR MONTH         PRIOR MARKET
  DATE             ACQUIRED COMPANY                       (000'S)             PER SHARE             PRICE               PRICE
-------   -------------------------------       -----------------------    ---------------    ----------------    -----------------
  9/94    EW Scripps Co./                              $  125,386              3 shares              --               10.4%
          Scripps Howard Broadcasting

  7/94    Burlington Resources/                            42,600                  4.49             8.7               (3.0)
          Diamond Shamrock Offshore

  6/94    Colonia Konzern AG/                             520,969               1713.00            51.2               30.9
          Nordstern Allgemeine

  4/94    Triarc Cos/                                      86,140                  0.55              --                9.2
          Southeastern Public Service Co.                                      shares and
                                                                                 $6 note

  4/94    Medco Containment Services/                     122,510                 27.25            (8.4)               5.8
          Medical Marketing Group

  4/94    Quartex Corp/CMS/                                26,740                  6.52           334.6              300.0
          Data Corp

  2/94    Holderbank Financiere Glaros/                    51,700                  7.65             5.5               13.3
          Holnam Inc.

  1/94    Standard Industries Inc./                         3,683                  7.25             3.6                3.6
          Wellington Leisure Products, Inc.

 12/93    Valley Fashions Corp./                           66,300                 46.00            (5.4)              (5.9)
          West Point-Perpperell Inc.

 10/93    Torchmark/                                      216,591                 30.50            11.4                 --
          United Investors Management

  5/93    Rust International Inc./                        185,000                 17.88              NA                0.0
          Brand Cos Inc.

  7/92    BLV Acquisition Corp./                           16,900                  6.30            29.1               43.8
          Belvedere Corp.

  7/92    W.R. Grace & Company/                            77,501                 16.50            38.9                8.2
          Grace Energy Corporation

  5/92    Unocal Corp./                                   120,418                  0.50              --                9.5
          Unocal Exploration Corp.                                                shares

  5/92    Envirosource Inc./                               14,400                  2.70              --               26.2
          Envirosafe Services Inc.                                                shares

  1/92    Arkla Inc./                                      92,640                  0.90              --               28.5
          Arkla Exploration Co.                                                   shares

 12/91    Siemens AG/                                   1,302,423                147.52            12.0               22.3
          Siemens Nixdorf Information Systems

-----------------------------------------------------------------------------------------------------------------------------------
          AVERAGE/(1)/                                                                             19.1               14.9

          MEDIAN/(1)/                                                                              17.3               13.3
-----------------------------------------------------------------------------------------------------------------------------------


                                                                          FINAL PREMIUM       FINAL PREMIUM
                                                                            OVER ONE          OVER ONE DAY      PERCENT
                  ACQUIRING COMPANY/                       FINAL BID       MONTH PRIOR        PRIOR MARKET      INCREASE
 DATE              ACQUIRED COMPANY                        PER SHARE         PRICE               PRICE          IN OFFER
-------   -------------------------------               ---------------  ----------------  -----------------  ------------
  9/94    EW Scripps Co./                                   3.45               --              26.9%            15.0%
          Scripps Howard Broadcasting                      shares

  7/94    Burlington Resources/                               NA               NA                NA               NA
          Diamond Shamrock Offshore

  6/94    Colonia Konzern AG/                            1713.00             51.2              30.9              0.0
          Nordstern Allgemeine

  4/94    Triarc Cos/                                       0.80               --              65.2             51.2
          Southeastern Public Service Co.                  shares

  4/94    Medco Containment Services/                      27.75             (6.7)              7.8              1.8
          Medical Marketing Group

  4/94    Quartex Corp/CMS/                                 7.00            328.6             329.4              7.4
          Data Corp

  2/94    Holderbank Financiere Glaros/                       NA               NA                NA               NA
          Holnam Inc.

  1/94    Standard Industries Inc./                         7.63              9.0               9.0              5.2
          Wellington Leisure Products, Inc.

 12/93    Valley Fashions Corp./                              NA               NA                NA               NA
          West Point-Perpperell Inc.

 10/93    Torchmark/                                       31.25             14.1              16.3              2.5
          United Investors Management

  5/93    Rust International Inc./                         18.75               NA               4.9              4.9
          Brand Cos Inc.

  7/92    BLV Acquisition Corp./                              NA               NA                NA               NA
          Belvedere Corp.

  7/92    W.R. Grace & Company/                            19.00             59.9              24.6             15.2
          Grace Energy Corporation

  5/92    Unocal Corp./                                     0.54               --              18.3              8.0
          Unocal Exploration Corp.                         shares

  5/92    Envirosource Inc./                                5.00               --              29.0              2.2
          Envirosafe Services Inc.                         shares

  1/92    Arkla Inc./                                       0.95               --              35.6              5.6
          Arkla Exploration Co.                            shares

 12/91    Siemens AG/                                     147.52             12.0              22.3              0.0
          Siemens Nixdorf Information Systems

--------------------------------------------------------------------------------------------------------------------------
          AVERAGE/(1)/                                    27.3                               22.9              8.7

          MEDIAN/(1)/                                     24.4                               20.4              6.9
--------------------------------------------------------------------------------------------------------------------------

_____________________________________

          /(1)/ Average and median calculations exclude data from Quarter
                       Corp./CMS/Data Corp. transaction.

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

        WMX ACQUISITION EPS ACCRETION / (DILUTION) SENSITIVITY ANALYSIS
                    ($ in millions, except per share data)



________________________________________________________________________________
/(1)/ I/B/E/S median E.P.S. estimates.
/(2)/ Based on management E.P.S estimate for WT1 of $1.14 per share IN 1997 and
      $1.06 per share in 1998.
/(3)/ Goodwill calculation based on 33% of 9/30/97 WTI book value of $1174 million ($387 million).
/(4)/ Assumes 40.0% tax rate and 7.125% WMX cost of borrowing.

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

          WTI PURCHASE PRICE PER SHARE:        $    16.50
          WTI Shares not owned by WMX                51.7
                                                    -----
          TRANSACTION VALUE                    $    852.6

                                                                     1997           1998
                                                                     ----           ----
          WMX Stand-Alone Net Income                               $691.6         $796.3
          WMX Total Shares Outstanding                              455.0          455.0
                                                                    -----          -----
          WMX STAND-ALONE E.P.S./(1)/                              $ 1.52         $ 1.75

          ADJUSTMENTS
          -----------
          WXM MINORITY Interest Adjustment/(2)/                      59.7           55.1
          Transaction Goodwill Amortization (40 Years)/(3)/         (11.6)         (11.6)
          After-Tax Incremental Interest Expense @ 7.125%/(4)/      (36.5)         (36.5)
                                                                    -----          -----
               Incremental Income                                  $ 11.6         $  7.0

          WMX Pro Forma Net Income                                 $703.2         $803.3
          Pro Forma Shares Outstanding                              455.0          455.0
                                                                    -----          -----
          PRO FORMA E.P.S                                          $ 1.55         $ 1.77

          Accretion/(Dilution) - $                                 $ 0.03         $ 0.02
          Accretion/(Dilution) - %                                    1.7%           0.9%

          1997 ACCRETION / (DILUTION) SENSITIVITY

                                                                                     PURCHASE PRICE PER SHARE
                                                           ------------------------------------------------------------------------
                                                           $15.00      $16.00     $17.00     $18.00     $19.00    $20.00   $21.00
                                                           ------      ------     ------     ------     ------    ------   ------
          Accretion / (Dilution) - $                       $ 0.04      $ 0.03     $ 0.02     $ 0.01     $ 0.01    $(0.00)  $(0.01)
          Accretion / (Dilution) - %                          2.4%        1.9%       1.4%       0.9%       0.4%     (0.1%)   (0.6%)
          Pre-Tax Savings and Synergies Needed to
          Break-Even                                           NM          NM         NM         NM         NM    $  1.1   $  6.9

          1998 ACCRETION / (DILUTION) SENSITIVITY

                                                                                     PURCHASE PRICE PER SHARE
                                                           ------------------------------------------------------------------------
                                                           $15.00      $16.00     $17.00     $18.00     $19.00    $20.00   $21.00
                                                           ------      ------     ------     ------     ------    ------   ------
          Accretion / (Dilution) - $                       $ 0.03      $ 0.02     $ 0.01     $ 0.00     $(0.00)   $(0.01)  $(0.02)
          Accretion / (Dilution) - %                          1.5%        1.1%       0.7%       0.2%      (0.2%)    (0.7%)   (1.1%)
          Pre-Tax Savings and Synergies Needed to
          Break-Even                                           NM          NM         NM         NM     $  2.9    $  8.7   $ 14.6

PROJECT FLYWHEEL                                            SUMMARY VALUATION
-----------------------------------------------------------------------------

                               SUMMARY VALUATION
                    ($ in millions, except per share data)

                                                          VALUATION RANGE
                                                      -----------------------
EXISTING BUSINESS & CORPORATE                           $ 2,100        $2,300

NEW W-T-E AND I-T-F BUSINESS                                100           150

Waste Management International Owenership               $   200        $  230
WMX Funding Agreement and NEPCO                              50            75
Rust Ownership                                              112           112
Value of WMX Site Option Contract                            16            16
Other                                                        35            35
                                                      ---------  ----- ------
 Total Other Assets                                     $   413        $  468
Synergies                                                     0           125
                                                      ---------  ----- ------

ENTERPRISE VALUE                                        $ 2,613        $3,043

Less: Projected Net Debt at 12/31/97                        315           315
                                                      ---------  ----- ------
Equity Value                                            $ 2,298        $2,728

 Shares Outstanding (MM)                                    157           157

 IMPLIED SHARE PRICE                                    $ 14,67        $17,42

PROJECT FLYWHEEL                                               SUMMARY VALUATION
--------------------------------------------------------------------------------

                 SUMMARY VALUATION OF COST SAVINGS & SYNERGIES
                                ($ in millions)

 .    Public company, integration and shutdown synergies are estimated at approximately $25 million in 1997 and are grown at a rate of 4% annually, the same rate of the majority of revenue and cost assumptions.

 .    No terminal growth is assumed in the valuation of the synergies and cost savings.

                                                SYNERGIES & COST SAVINGS
                                  ---------------------------------------------------
                                  $     5   $     10   $     15   $     20   $     25
                                  -------   --------   --------   --------   --------
                         8.5%     $    54   $    108   $    162   $    216   $    271
     DISCOUNT RATES      9.5%          47         95        142        189        236
                        10.5%          42         84        126        167        209
                        11.5%          37         75        112        150        187